Exhibit 10.3

EXECUTION VERSION

Reference is made to the Intercreditor Agreement, dated as of May 21, 2015, between SUNTRUST BANK, as Priority Lien Agent (as defined therein), WILMINGTON TRUST, NATIONAL ASSOCIATION, as Second Lien Collateral Agent (as defined therein) and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Third Lien Collateral Agent (as defined therein) (the “Intercreditor Agreement”).  Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent) to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the Third Lien Collateral Agent (as defined in the Intercreditor Agreement) on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Security Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement).  In the event of any conflict or inconsistency between the provisions of this Security Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

THIRD LIEN PLEDGE AND SECURITY AGREEMENT

THIS THIRD LIEN PLEDGE AND SECURITY AGREEMENT (this “Security Agreement”) is dated as of May 21, 2015, by MIDSTATES PETROLEUM COMPANY, INC., a Delaware corporation (“Midstates”), MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company (“Midstates LLC” and, together with Midstates, each a “Debtor” and, collectively with each other party that may become a party hereto, the “Debtors”), whose mailing address is set forth on Annex A hereto, and Wilmington Trust, National Association, in its capacity as Collateral Agent (in such capacity, “Collateral Agent”), for the benefit of itself, the Trustee (as defined in the Indenture described below) and the Holders (as defined in the Indenture described below; the Collateral Agent, the Trustee and the Holders, collectively, the “Beneficiaries”), and whose address is 15950 N. Dallas Parkway, Suite 550, Dallas, TX 75248.

RECITALS

A.                                    Midstates, Midstates LLC and Collateral Agent, as trustee and collateral agent, have entered into that certain Indenture dated as of even date herewith (as amended, modified, supplemented, or restated from time to time, the “Indenture”), pursuant to which the Debtors have issued the Third Lien Senior Secured Notes due 2020 (the “Notes”);

B.                                    This Security Agreement is integral to the transactions contemplated by the Indenture, and the execution and delivery hereof is a condition precedent to the issuance of the Notes under the Indenture.

ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

1.                                      CERTAIN DEFINITIONS.  Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Indenture or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Indenture conflicts with the definition given to such term in the UCC, the Indenture definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail.  As used herein, the following terms have the meanings indicated:

Assigned Agreements shall mean all agreements and contracts to which a Debtor is a party as of the date hereof, or to which such Debtor becomes a party after the date hereof, as each such agreement may be amended, supplemented or otherwise modified from time to time.

Collateral has the meaning set forth in Paragraph 3 hereof.

Control shall mean:  (1) with respect to any deposit accounts, “control” within the meaning of Section 9-104 of the UCC and (2) with respect to any securities accounts or security entitlements, “control” within the meaning of Sections 8-106 and 9-106 of the UCC, as applicable.

Copyrights has the meaning set forth in Paragraph 3(d) hereof.

Discharge of Priority Lien Obligations has the meaning set forth in the Intercreditor Agreement.

Discharge of Second Lien Obligations has the meaning set forth in the Intercreditor Agreement.

Discharge of Third Lien Obligations means the payment in full in cash and discharge of all Notes outstanding under the Indenture and all other Obligations that are outstanding, due and payable under the Indenture and the other Note Documents at the time the Notes are paid in full and discharged.

Excluded Accounts means depository and securities accounts (i) that are used for the sole purpose of making payroll payments and withholding tax payments related thereto and other employee wage and benefit payments and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (ii) that are used for the sole purpose of paying taxes, including sales taxes, (iii) that are used solely as escrow accounts or as fiduciary or trust accounts for the benefit of Persons other than a Debtor or any of its Subsidiaries or (iv) that, individually or in the aggregate, have an average daily balance for any fiscal month of less than $2,000,000; provided that in no event shall any of the principal operating or collection accounts (including any accounts into which any purchaser remits the proceeds for the sale of Hydrocarbons) of any Debtor or any Subsidiary of a Debtor constitute an Excluded Account.

Excluded Assets means (x) any lease, license, contract, property right, agreement or other document to which any Debtor is a party and any of its rights or interests thereunder if, and only for so long as, (a) the grant of a security interest hereunder shall constitute or result in a breach, termination or default under any such lease, license, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC) or (b) such Debtor is prohibited from granting a security interest in, pledge of, or charge, mortgage or lien upon such lease, license, contract, property right, agreement or other document by reason of applicable Law to which such Debtor is subject, (y) Excluded Accounts (other than depository and securities accounts that are Excluded Accounts pursuant to clause (iv) of the definition thereof) and (z) any Equity Interests in any Subsidiary and/or other securities issued by any Subsidiary to the extent that the pledge of such Equity Interests and/or such other securities would result in Midstates being required to file separate financial statements of such Subsidiary with the SEC pursuant to Rule 3-10 or Rule 3-16 of Regulation S-X promulgated under the Exchange Act, but only to the extent necessary and only for so long as required to cause Midstates to not be subject to such requirement.

Intellectual Property has the meaning set forth in Paragraph 3(f) hereof.

Issuer or Issuers means each of the Persons identified as an Issuer on Annex B attached hereto (or any addendum thereto), and any successors thereto, whether by merger or otherwise.

Laws means, as to any Person, all applicable statutes, laws, treaties, ordinances, tariffs requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority, in each case, applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer, or otherwise.

Organization Documents means, for any corporation, its certificate or articles of incorporation and its bylaws; for any limited liability company, its certificate of formation or articles of organization and its limited liability company agreement or operating agreement; and for any limited partnership, its certificate of limited partnership or formation and its limited partnership agreement; as any of the foregoing have been amended or supplemented from time to time.

Patents has the meaning set forth in Paragraph 3(e) hereof.

Permitted Liens means the “Permitted Liens” as defined in the Indenture (subject to the subordination and intercreditor provisions as contemplated thereby, to the extent applicable).

Pledged Securities means, collectively, the Equity Interests pledged herein and any other Collateral consisting of securities.

Pledged Shares has the meaning set forth in Paragraph 3(a) hereof.

Rights means rights, remedies, powers, privileges, and benefits.

Secured Obligations means any and all Notes Obligations now or hereafter existing under this Security Agreement, the Indenture or any other Note Document, whether for principal, interest, any make-whole payment, repayment premium, change of control premium, other premiums, costs, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts, or otherwise, howsoever created, arising or evidenced, whether direct or indirect, primary or secondary, fixed or absolute or contingent, joint or several, or now or hereafter existing (including interest, any make-whole payment, repayment premium, change of control premium, other premiums, costs, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts incurred, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding, and whether or not allowable in an Insolvency or Liquidation Proceeding) under this Security Agreement, the Indenture and each other Note Document.

Security Interest means the security interest granted and the pledge and assignment made under Paragraph 2 hereof.

Trademarks has the meaning set forth in Paragraph 3(f) hereof.

UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

2.                                      SECURITY INTEREST.  In order to secure the full and complete payment and performance of the Secured Obligations when due, each Debtor hereby grants to Collateral Agent, for its benefit and the benefit of the other Beneficiaries, a security interest in and a lien on all of such Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Collateral Agent, for its benefit and the benefit of the other Beneficiaries, all upon and subject to the terms and conditions of this Security Agreement.  Such Security Interest is granted and such pledge and assignment are made as security only and shall not subject Collateral Agent to, or transfer or in any way affect or modify, any obligation of any Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto.  If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC or other applicable Law, but is otherwise limited by that prohibition.

3.                                      COLLATERAL.  As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by any and all Debtors, and all proceeds and products thereof, and any substitutes or replacements therefor:

(a)                                 All Rights, titles, and interests of each Debtor in and to all outstanding stock, equity, or other investment securities owned by such Debtor, including, without limitation, all capital stock of any Subsidiary of such Debtor set forth on Annex B (other than any Equity Interests in any Subsidiary and/or other securities issued by any Subsidiary solely to the extent constituting Excluded Assets pursuant to clause (z) thereof) (the “Pledged Shares”);

(b)                                 All Rights, titles, and interests of each Debtor in and to all promissory notes and other instruments payable to such Debtor and all Rights, titles, interests, and Liens such Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing such promissory notes and other instruments;

(c)                                  The Equity Interests and all Rights of each Debtor with respect thereto, including, without limitation, all Equity Interests set forth on Annex B and all of each Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Equity Interests;

(d)                                 (i) All copyrights (whether statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, copyright licenses, and copyright applications of each Debtor, including, without limitation, all of such Debtor’s Right, title, and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by each Debtor (collectively, the “Copyrights”);

(e)                                  (i) All patents, patent applications, patent licenses, and patentable inventions of each Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-¬part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, and future infringements of any of the foregoing; and (v) all other Rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by each Debtor (collectively, the “Patents”);

(f)                                   (i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the Right to sue for past, present, and future infringements of any of the foregoing; (v) all Rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by each Debtor (collectively, the “Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

(g)                                  (i) All of each Debtor’s Rights, titles, and interests in, to, and under the Assigned Agreements, including, without limitation, all Rights of each Debtor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all Rights of each Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Assigned Agreements, (iii) all claims of each Debtor for damages arising out of or for breach of or default under the Assigned Agreements, and (iv) all Rights of each Debtor to compel performance and otherwise exercise all rights and remedies under the Assigned Agreements;

(h)                                 All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(i)                                     All present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this section or otherwise;

(j)                                    All present and future security for the payment to each Debtor of any of the Collateral described above and goods that gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby;

(k)                                 To the extent not otherwise included herein, all payments under any indemnity, warranty, or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the Collateral;

(l)                                     All goods (including equipment, and any accessions thereto), software, investment property (including security entitlements and securities accounts), deposit accounts, certificates of deposit, money, cash, letters of credit or letter-of-credit rights, supporting obligations, tax refunds, accounts, any and all contract rights, chattel paper (whether tangible or electronic), instruments, documents, general intangibles (including payment intangibles), and other Rights of any kind (including all rights to receive crude oil or petroleum products, to receive payments of money or to receive other value pursuant to contracts, agreements or other arrangements with other Persons, for the trading, lending, borrowing, or exchanging of crude oil or petroleum products in the ordinary course of business) relating thereto;

(m)                             All as-extracted collateral; and

(n)                                 All other personal property and fixture property of every kind and nature now or hereafter existing;

provided however, that the term “Collateral” expressly excludes the Excluded Assets.

The description of the Collateral contained in this Paragraph 3 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.

4.                                      REPRESENTATIONS AND WARRANTIES.  Each Debtor represents and warrants to Collateral Agent and each Beneficiary as of the Issue Date that:

(a)                                 Binding Obligation/Perfection.  This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral of such Debtor in favor of Collateral Agent and enforceable against such Debtor, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity, regardless of whether considered in a proceeding in equity or at law.  For Collateral in which the Security Interest may be perfected by the filing of financing statements, once financing statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a third-priority Lien on such Collateral, subject in priority only to the Priority Lien and the Second Lien pursuant to the Intercreditor Agreement and the Permitted Liens.  None of the Collateral has been delivered to, nor has control with respect thereto been given to, any other Person (other than pursuant to the Intercreditor Agreement).  Other than the financing statements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.  The creation of the Security Interest does not require the consent of any Person that has not been obtained.

(b)                                 Debtor Information.  Such Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.  Such Debtor’s place of business and chief executive office is where such Debtor is entitled to receive notices hereunder; the present and foreseeable location of such Debtor’s books and records concerning any of the Collateral is as set forth on Annex A hereto.

(c)                                  Liens.  Such Debtor owns all currently existing Collateral pledged by such Debtor, and will acquire all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

(d)                                 Governmental Authority.  No authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by such Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by such Debtor, or (ii) for the exercise by Collateral Agent of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except (1) as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally, (2) those consents to assignment of licenses, permits, approvals, and other rights that are as a matter of Law not assignable, (3) those authorizations, approvals, actions, notices or filings that have been duly obtained or made and, in the case of the maintenance of perfection, the filing of continuation statements under the UCC, and (4) those filings and actions described in Paragraph 4(a).

(e)                                  Pledged Securities; Pledged Shares.  All Collateral of such Debtor that is Pledged Shares is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate Laws or set forth in the applicable Organization Documents.  Annex B contains an accurate description as of the Issue Date of the Equity Interests owned by such Debtor.  Such Debtor has good title to the Pledged Securities of such Debtor, free and clear of all Liens and encumbrances thereon (except for Liens permitted by clauses (1), (10) and (15) of the definition of “Permitted Liens” in the Indenture), and has delivered to Priority Lien Collateral Agent or, after the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent or, after the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations, the Collateral Agent, (i) all stock certificates, or other instruments or documents representing or evidencing such Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by such Debtor, and such powers have been duly and validly executed and are binding and enforceable against such Debtor in accordance with their terms and (ii) to the extent such Pledged Securities are uncertificated and constitute securities for purposes of Article 8 of the UCC, or if otherwise required by the Priority Lien Collateral Agent or, after the Discharge of Priority Lien Obligations, the Second Lien Collateral Agent or, after the Discharge of Priority Lien Obligations and the Discharge of Second Lien Obligations, the Collateral Agent, an executed Acknowledgment of Pledge substantially in the form of Annex C.  The pledge of the Pledged Securities owned by such Debtor in accordance with the terms hereof creates a valid and perfected third-priority Lien on such Collateral, subject only to Liens permitted by clauses (1), (10) and (15) of the definition of “Permitted Liens” in the Indenture and subject in priority only to the Priority Lien and the Second Lien pursuant to the Intercreditor Agreement.  In the event an uncertificated Pledged Security is hereafter certificated, Debtor shall promptly thereafter, subject to the Intercreditor Agreement, deliver the certificate with an undated executed irrevocable stock power and such other documents which are or may reasonably be necessary, or as the Collateral Agent may reasonably request at the direction of the holders of a majority in principal amount of the Notes then outstanding, in order to create, evidence, perfect, continue, and preserve the priority of the Security Interest in such Collateral.  Debtor shall not permit an uncertificated Pledged Security to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Collateral Agent a fully executed Acknowledgment of Pledge substantially in the form of Annex C. Collateral Agent agrees that it shall not deliver instructions or make any demand under any Acknowledgment of Pledge unless an Event of Default has occurred and is continuing.

(f)                                   Equity Interests. Each Issuer listed on Annex B is duly organized, currently existing, and in good standing under all applicable Laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any such Issuer that in any way adversely affect the perfection of the security interest of Collateral Agent in the Equity Interests pledged by such Debtor hereunder; and no approval or consent of the partners of any such Issuer is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby that has not been duly obtained by the relevant Debtor.  Each Debtor has good title to the Equity Interests owned by such Debtor free and clear of all Liens and encumbrances (except for Liens permitted by clauses (1), (10) and (15) of the definition of “Permitted Liens” in the Indenture).  The Equity Interests owned by such Debtor are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable bylaws, limited liability company agreements or partnership agreement or applicable securities Laws.  All capital contributions required to be made by the terms of applicable bylaws, limited liability company agreement or partnership agreements for each Issuer have been made, except where failure to do so would not reasonably be expected to have a material adverse effect on the value of the Collateral. In the event an uncertificated Equity Interest is hereafter certificated, Debtor shall promptly thereafter deliver the certificate with an undated executed irrevocable stock power and such other documents which are or may reasonably be necessary, or as the Collateral Agent may reasonably request at the direction of the holders of a majority in principal amount of the Notes then outstanding, in order to create, evidence, perfect, continue, and preserve the priority of the Security Interest in such Collateral.  Debtor shall not permit an uncertificated Equity Interest to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Collateral Agent a fully executed Acknowledgment of Pledge substantially in the form of Annex C. Collateral Agent agrees that it shall not deliver instructions or make any demand under any Acknowledgment of Pledge unless an Event of Default has occurred and is continuing.

(g)                                  Deposit Accounts, Securities Accounts, etc.  Annex D sets forth under the appropriate headings all of such Debtor’s: (1) securities accounts and (2) deposit accounts maintained by such Debtor on the Issue Date other than Excluded Accounts.

5.                                      COVENANTS.  Until the Discharge of Third Lien Obligations, each Debtor covenants and agrees with Collateral Agent that such Debtor will:

(a)                                 Information/Record of Collateral.  Maintain a current record of where all Collateral of such Debtor is located.

(b)                                 Perform Obligations.  Notwithstanding anything to the contrary contained herein, (i) such Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Collateral Agent of any of its rights or remedies hereunder shall not release such Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Collateral Agent shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Collateral Agent shall not be obligated to perform any of the obligations or duties of such Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(c)                                  Annexes; Notices.  (i) As soon as reasonably possible, update all annexes hereto of such Debtor if any information therein shall become inaccurate or incomplete; provided, that notwithstanding any other provision herein, such Debtor’s failure to describe any Collateral required to be listed on any annex hereto shall not impair Collateral Agent’s Security Interest in the Collateral; (ii) promptly notify Collateral Agent of the occurrence of any event(s) or condition(s) (including, without limitation, matters as to Lien priority, except with respect to the priority of Permitted Liens) that would reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereby; and (iii) give Collateral Agent ten (10) days written notice before (or such other time period as may be agreed by Collateral Agent, acting at the direction of the holders of a majority in principal amount of the Notes then outstanding) any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning the Collateral are kept, (D) change of its jurisdiction of organization or organizational identification number, as applicable.  Prior to making any of the changes contemplated in clause (iii) preceding, such Debtor shall execute and deliver all such additional documents and perform all additional acts as are necessary or that

Collateral Agent may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.

(d)                                 Collateral in Trust.  During the continuance of an Event of Default, (i) hold in trust for Collateral Agent all Collateral that is chattel paper, instruments, or documents at any time received by such Debtor, and (ii) upon Collateral Agent’s request, promptly deliver to Collateral Agent all Collateral of the type described in this Paragraph (d), and (iii) upon Collateral Agent’s request, mark any chattel paper, instruments, or documents retained by such Debtor to state that they are assigned to Collateral Agent, and (iv) upon Collateral Agent’s request, endorse each such instrument to the order of Collateral Agent (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

(e)                                  Transfers; Encumbrances.  Not sell, assign, transfer, lease, charter or otherwise dispose of the Collateral or any part thereof or any interest therein, or offer to do any of the foregoing, except as permitted by the Indenture; and not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral (other than Permitted Liens), and shall defend such Debtor’s rights in the Collateral and Collateral Agent’s Security Interest in the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens.  Such Debtor shall do nothing to impair the rights of Collateral Agent in the Collateral.

(f)                                   Delivery of Chattel Paper and Instruments.  During the continuance of an Event of Default, at the request of Collateral Agent acting in accordance with the Intercreditor Agreement, deliver all of such Debtor’s instruments and chattel paper to Collateral Agent, together with corresponding endorsements duly executed by the relevant Debtor in favor of Collateral Agent.

(g)                                  Further Assurances.  From time to time promptly execute and deliver to Collateral Agent all such assignments, certificates, supplemental documents, and financing statements, and do all other acts or things which are or may reasonably be necessary, or as the Collateral Agent may reasonably request at the direction of the holders of a majority in principal amount of the Notes then outstanding, in order to create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests granted by such Debtor.

(h)                                 Securities.  (i) Except as permitted by the Indenture, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities owned by it; (ii) to the extent any Issuer of any Pledged Securities is controlled by such Debtor and/or its Subsidiaries, not permit such Issuer to issue any additional shares of stock or other securities in addition to or in substitution for such Pledged Securities, except issuances to any Debtor or any of their respective Subsidiaries; (iii) pledge hereunder, immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of such Debtor; and (iv) take any actions which are or may reasonably be necessary, or as the Collateral Agent may reasonably request at the direction of the holders of a majority in principal amount of the Notes then outstanding, to allow Collateral Agent to fully enforce its Security Interest in the Pledged

Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(i)                                     Issuer and Equity Interests.  (i) Notify Collateral Agent of the occurrence of any default or breach or event of default under any contract or agreement creating or relating to the Issuer if such default, breach or event of default would reasonably be expected to have a Material Adverse Effect or to have a material adverse effect on the aggregate value of the Collateral or on the Security Interest created hereby; (ii) to the extent any Issuer is controlled by such Debtor and/or its Subsidiaries, cause such Issuer to refrain from granting any Equity Interests in addition to or in substitution for the Equity Interests granted by the Issuer, except grants to any Debtor or any of their respective Subsidiaries; (iii) pledge hereunder, immediately upon such Debtor’s acquisition (directly or indirectly) thereof, any and all additional Equity Interests of any Issuer granted to such Debtor; and any and all additional shares of stock or other securities of each; (iv) deliver to Collateral Agent a fully-executed Acknowledgment of Pledge, substantially in the form of Annex C, with respect to any uncertificated Equity Interest that constitutes a “security” under Article 8 of the UCC; and (v) take any actions which are or may reasonably be necessary, or as the Collateral Agent may reasonably request at the direction of the holders of a majority in principal amount of the Notes then outstanding, to allow Collateral Agent to fully enforce its Security Interest in the Equity Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party. In the event an uncertificated Equity Interest is hereafter certificated, Debtor shall promptly thereafter deliver the certificate with an undated executed irrevocable stock power and such other documents as Collateral Agent may require in connection therewith. Debtor shall not permit an uncertificated Equity Interest to constitute a “security” under Article 8 of the UCC unless Debtor has delivered to Collateral Agent a fully executed Acknowledgment of Pledge substantially in the form of Annex C.

(j)                                    Deposit Accounts; Securities Accounts.  With respect to any deposit accounts, securities accounts and security entitlements included in the Collateral, each Debtor shall ensure that the Collateral Agent has Control thereof, including that the Collateral Agent has Control of the securities accounts and deposit accounts set forth on Annex D , (i) in the case of the deposit accounts, securities accounts and securities entitlements of the Debtors as of the date hereof, within 60 days after the date hereof (or as such period may be extended by the Credit Facility Agent but in no event later than 90 days after the date hereof) and (ii) in the case of the deposit accounts, securities accounts and securities entitlements of the Debtors established or acquired after the date hereof, within 45 days after the date on which such deposit accounts, securities accounts and security entitlements constitute Collateral (or as such period may be extended by the Credit Facility Agent but in no event later than 90 days after the date such deposit accounts, securities accounts and security entitlements constitute Collateral).  With respect to any securities accounts or securities entitlements, such Control shall be accomplished by the Debtors causing the securities intermediary maintaining such securities account or security entitlement to enter into an agreement (including an agreement to which the Priority Lien Collateral Agent and the Second Lien Collateral Agent are also parties) (i) pursuant to which the securities intermediary shall agree to comply with Collateral Agent’s entitlement orders without further consent by such Debtor and (ii) which shall provide for activation of exclusive control only upon an Event of Default.  With respect to any deposit account, each Debtor shall cause the depositary institution maintaining such account to enter into an agreement (including an agreement to which the Priority Lien Collateral Agent and the Second Lien Collateral Agent are also parties) (i) pursuant to which the depository institution shall agree to comply with Collateral Agent’s instructions with respect to disposition of funds in the deposit account without further consent by such Debtor and (ii) which shall provide for activation of exclusive control only upon an Event of Default.

6.                                      DEFAULT; REMEDIES.  If an Event of Default exists, Collateral Agent may, at its election (but subject to the terms and conditions of the Indenture and the Intercreditor Agreement), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Note Documents, at Law, in equity, or otherwise, including, without limitation, (a) requiring any and all Debtors to assemble all or part of the Collateral and make it available to Collateral Agent at a place to be designated by Collateral Agent, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Secured Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and each Debtor hereby consents to any such appointment), (d) applying to the Secured Obligations any cash held by Collateral Agent under this Security Agreement, and (e) applying the balance from any deposit account or instructing the bank at which any deposit account is maintained to pay the balance of any deposit account to or for the benefit of Collateral Agent.

(a)                                 Notice.  Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the relevant Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Collateral Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind.  It is agreed that notice sent or given not less than ten (10) days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.

(b)                                 Condition of Collateral; Warranties.  Collateral Agent has no obligation to clean up or otherwise prepare the Collateral for sale.  Collateral Agent may sell the Collateral without giving any warranties as to the Collateral.  Collateral Agent may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

(c)                                  Sales of Pledged Securities.

(i)                                                 Each Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Collateral Agent in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights.  For these reasons, Collateral Agent is hereby authorized by each Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner that will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Each Debtor understands that Collateral Agent may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market.  Each Debtor agrees that any such private sale made under this Paragraph 6(c) shall be deemed to have been made in a commercially reasonable manner, and that Collateral Agent has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

(ii)                                              Collateral Agent is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Collateral Agent reasonably deems necessary in order to comply with applicable Law.  Each Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Collateral Agent reasonably deems necessary in order that any such sale may be made in compliance with applicable Law.  Upon any such sale Collateral Agent shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold.  Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of any Debtor of whatsoever kind, including any equity or right of redemption of any Debtor.  Each Debtor, to the extent permitted by applicable Law, hereby specifically waives all rights of redemption, stay, or appraisal that it has or may have under any Law now existing or hereafter enacted.

(iii)                                           Each Debtor agrees that ten (10) days’ written notice from Collateral Agent to such Debtor of Collateral Agent’s intention to make any such public or private sale or sale of such Debtor’s Pledged Securities at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC.  Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which such Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Collateral Agent may fix in the notice of such sale.  At any such sale, all Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Collateral Agent may reasonably determine.  Collateral Agent shall not be obligated to make any such sale pursuant to any such notice.  Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv)                                          In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Collateral Agent until the selling price is paid by the purchaser thereof, but Collateral Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice.  Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(v)                                             Without limiting the foregoing, or imposing upon Collateral Agent any obligations or duties not required by applicable Law, each Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Collateral Agent hereunder or under applicable Law, Collateral Agent may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding any or all Debtors available in the files of Collateral Agent at the time of commencing the foreclosure process, without the requirement that Collateral Agent obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(d)                                 Compliance with Other Laws.  Collateral Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(e)                                  Application of Proceeds.  Collateral Agent shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 6 first, to the payment of expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Secured Obligations); second, toward repayment of amounts owed to

Collateral Agent under Paragraph 7; and third, to the Trustee for payment of the balance of the Secured Obligations in the order and manner specified in the Indenture.  If the proceeds are insufficient to pay the Secured Obligations in full, each Debtor shall remain liable for any deficiency in accordance with the terms and provisions of the Indenture.

(f)                                   Sales on Credit.  If Collateral Agent sells any of the Collateral upon credit, Debtors will be credited only with payments actually made by the purchaser, received by Collateral Agent, and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Collateral Agent may resell the Collateral and Debtors shall be credited with the proceeds of the sale.

7.                                      OTHER RIGHTS OF COLLATERAL AGENT.

(a)                                 Performance.  If any Debtor fails to pay when due all taxes on any of the Collateral in the manner required by the Note Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Note Documents, or otherwise fails to perform any of its obligations under the Note Documents with respect to the Collateral, in each case, within the applicable grace periods, then Collateral Agent may, at its option, but without being required to do so, pay such taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral to the extent required under the Note Documents, or take all other action that such Debtor is required, but has failed or refused, to take under the Note Documents.  Any sum that may be expended or paid by Collateral Agent under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtors to Collateral Agent upon demand and shall be part of the Secured Obligations.

(b)                                 Collection.  If an Event of Default exists and upon notice from Collateral Agent, each Obligor with respect to any payments on any of the Collateral (including, without limitation, insurance proceeds payable by reason of loss or damage to any of the Collateral) is hereby authorized and directed by each Debtor to make payment directly to Collateral Agent, regardless of whether any Debtor was previously making collections thereon.  Subject to Paragraphs 7(c) and 7(g) hereof, until such notice is given, each Debtor is authorized to retain and expend all payments made on Collateral.  If an Event of Default exists, Collateral Agent shall have the Right in its own name or in the name of any Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Collateral Agent may determine; to notify any and all account debtors to make payments of the accounts directly to Collateral Agent; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of the relevant Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Collateral Agent; to sign the name of the relevant Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security

Agreement.  If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Collateral Agent is authorized, in its sole discretion, either in its own name or in the name of any Debtor, to take such action as Collateral Agent shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists.  Regardless of any other provision hereof, however, except in the event of its gross negligence or willful misconduct, Collateral Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except the relevant Debtor to account for funds that it shall actually receive hereunder.  The receipt of Collateral Agent to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Collateral Agent.  During the continuance of an Event of Default, all amounts and proceeds (including instruments) received by any Debtor in respect of the Collateral shall be received in trust for the benefit of Collateral Agent, shall be segregated from other funds of such Debtor and shall be forthwith paid over to Collateral Agent in the same form as so received (with any necessary endorsement).  The rights of Collateral Agent in this Paragraph 7(b) shall be in addition to those set forth in Paragraph 7(c), and the provisions of this Paragraph 7(b) shall not in any way be construed to limit Collateral Agent’s rights under Paragraph 7(c).

(c)                                  Intellectual Property.  For purposes of enabling Collateral Agent to exercise its rights and remedies under this Security Agreement and enabling Collateral Agent and its successors and permitted assigns to enjoy the full benefits of the Collateral, each Debtor hereby grants to Collateral Agent an irrevocable, nonexclusive license or other right (exercisable without payment of royalty or other compensation to such Debtor) to use any of such Debtor’s Intellectual Property, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and such Debtor’s rights under all licenses and all franchise agreements shall inure to Collateral Agent’s benefit, which license or right may only be exercised during the continuance of an Event of Default.  During the continuance of an Event of Default, each Debtor shall provide Collateral Agent with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof.  This license or other right shall also inure to the benefit of all successors, permitted assigns, and permitted transferees of Collateral Agent.  With respect to Intellectual Property that is not owned by the Debtors, the license and other rights contained in this Paragraph shall be subject to the terms of any licenses or other agreements that create and govern any Debtor’s right in such Intellectual Property.

(d)                                 Record Ownership of Securities.  If an Event of Default exists, Collateral Agent at any time may have any Collateral that is Pledged Securities and that is in the possession of Collateral Agent, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Collateral Agent; and, as to any Collateral that is Pledged Securities so registered, Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the relevant Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as such Debtor may reasonably request for the purpose of enabling such Debtor to exercise the voting Rights and powers that it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof that it is authorized to receive and retain under this Security Agreement.

(e)                                  Voting of Securities.  As long as no Event of Default exists, each Debtor is entitled to exercise all voting Rights pertaining to its Pledged Securities and Equity Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Collateral Agent (acting at the direction of the holders of a majority in principal amount of the Notes then outstanding) that would (x) be inconsistent with or violate any provision of this Security Agreement or any other Note Document or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral in any way that adversely affects the perfection of the security interest of Collateral Agent in the Pledged Securities or the Equity Interests pledged by such Debtor hereunder; and provided further that such Debtor shall give Collateral Agent at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof that might have a material adverse effect on the aggregate value of the Collateral (it being understood that the Collateral Agent shall have no duty or responsibility in respect of such notice other than receiving the same).  If an Event of Default exists and if Collateral Agent elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Collateral Agent.  To this end, each Debtor hereby irrevocably constitutes and appoints Collateral Agent the proxy and attorney-in-fact of such Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of such Debtor or with respect to which such Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists.  The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Secured Obligations have been paid and performed in full.

(f)                                   Certain Proceeds.

(i)                                                 Any and all dividends, interest, or other distributions paid or payable in cash or other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral shall be part of the Collateral hereunder, and during the continuance of an Event of Default, (A) shall, if received by any Debtor, be held in trust for the benefit of Collateral Agent, and (B) if requested by Collateral Agent, acting in accordance with the Intercreditor Agreement, shall forthwith be delivered to Collateral Agent (accompanied by proper instruments of assignment executed by such Debtor in accordance with Collateral Agent’s instructions) to be held subject to the terms of this Security Agreement.  Any cash proceeds of Collateral that come into the possession of Collateral Agent during the continuance of an Event of Default (including, without limitation, insurance proceeds) may, at Collateral Agent’s option and in accordance with the Intercreditor Agreement, be applied in whole or in part to the Secured Obligations (to the extent then due), be released in whole or in part to or on the written instructions of the relevant Debtor for any general or specific purpose, or be retained in whole or in part by Collateral Agent as additional Collateral.

(ii)                                              During the continuance of an Event of Default (A) any cash Collateral in the possession of Collateral Agent may be invested by Collateral Agent in Cash Equivalents and Collateral Agent shall never be obligated to make any such investment and, absent Collateral Agent’s gross negligence or willful misconduct, shall never have any liability to any Debtor for any loss that may result therefrom and (B) all interest and other amounts earned from any investment of Collateral may be dealt with by Collateral Agent in the same manner as other cash Collateral.

(g)                                  Use and Operation of Collateral.  Should any Collateral come into the possession of Collateral Agent, Collateral Agent may, in accordance with the Intercreditor Agreement, use such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Collateral Agent in respect of such Collateral.  Each Debtor covenants to promptly reimburse and pay to Collateral Agent, at Collateral Agent’s request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of taxes or other charges) incurred by Collateral Agent in connection with its custody and preservation of Collateral, and all such expenses, costs, taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by such Debtor to Collateral Agent upon demand and shall become part of the Secured Obligations.  However, the risk of accidental loss or damage to, or diminution in value of, Collateral shall be borne by the Debtors, and Collateral Agent shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Collateral Agent, Collateral Agent shall have no duty to fix or preserve rights against prior parties to such Collateral and shall, absent its gross negligence or willful misconduct, never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to the relevant Debtors for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not a Default or Event of Default exists.

(h)                                 Power of Attorney.  Each Debtor hereby irrevocably constitutes and appoints Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of such Debtor or in its own name, to take during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments that Collateral Agent at any time and from time to time deems necessary or reasonably desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, each Debtor hereby gives Collateral Agent the power and right on behalf of such Debtor and in its own name to do any of the following during the continuance of an Event of Default, without notice to or the consent of such Debtor:  (i) to receive, endorse, and collect any drafts or other instruments or documents in connection with Paragraph 7(b) above and this Paragraph 7(h); (ii) to use such Debtor’s Intellectual Property as provided in Paragraph 7(c); (iii) to demand, sue for, collect, or receive, in the name of such Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance; (iv) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the

Collateral; (v) to notify post office authorities to change the address for delivery of such Debtor to an address designated by Collateral Agent and to receive, open, and dispose of mail addressed to such Debtor; and (vi) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Collateral Agent or as Collateral Agent shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against such Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Collateral Agent may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Collateral Agent may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to endorse such Debtor’s name on all applications, documents, papers, and instruments necessary or reasonably desirable in order for Collateral Agent to use any of the Intellectual Property; (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (L) to execute on behalf of such Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all rights included in the Collateral; and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Collateral Agent were the absolute owner thereof for all purposes, and to do, at Collateral Agent’s option and such Debtor’s expense, at any time, or from time to time, all acts and things that Collateral Agent deems necessary to protect, preserve, maintain, or realize upon the Collateral and Collateral Agent’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable.  Collateral Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Collateral Agent in this Security Agreement, and shall, absent its gross negligence or willful misconduct, not be liable for any failure to do so or any delay in doing so.  Neither Collateral Agent nor any Person designated by Collateral Agent shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law, absent Collateral Agent’s or such designated Person’s gross negligence or willful misconduct.  This power of attorney is conferred on Collateral Agent solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral.  Collateral Agent shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

(i)                                     Purchase Money Collateral.  During the continuance of an Event of Default, to the extent that Collateral Agent or any Holder has advanced or will advance funds to or for the account of any Debtor to enable such Debtor to purchase or otherwise acquire Rights in Collateral, Collateral Agent or such Holder, at its option, may pay such funds (i) directly to the Person from whom such Debtor will make such purchase or acquire such Rights, or (ii) to such Debtor, in which case such Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Collateral Agent evidence satisfactory to Collateral Agent that such payment has been made from the funds so provided.

(j)                                    Subrogation.  If any of the Secured Obligations is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Collateral Agent shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(k)                                 Indemnification.  EACH DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD EACH BENEFICIARY HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF SUCH DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF SUCH DEBTOR OR OF OTHERS, IN EACH CASE, TO THE EXTENT THE DEBTOR WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 7.07 OR SECTION 13.12(w) OF THE INDENTURE.  TO THE EXTENT THE DEBTOR WOULD BE REQUIRED TO DO SO PURSUANT TO SECTION 7.07 OR SECTION 13.12(w) OF THE INDENTURE, EACH DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD EACH BENEFICIARY (EACH, AN “INDEMNIFIED PERSON”), HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND EACH INDEMNIFIED PERSON AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, “CLAIMS”), INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF AN INDEMNIFIED PERSON, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR THE SECURITY INTEREST OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF, INCLUDING CLAIMS BY OR AGAINST ANY DEBTOR; PROVIDED, HOWEVER, THAT SUCH DEBTOR SHALL NOT BE REQUIRED TO INDEMNIFY AN INDEMNIFIED PERSON FOR CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON (OR THAT OF ITS AFFILIATES, PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, COUNSEL, ATTORNEYS-IN-FACT, OR ADVISORS) AS DETERMINED BY A COURT HAVING COMPETENT JURISDICTION IN A FINAL

JUDGMENT NOT SUBJECT TO FURTHER APPEAL, , AND, TO THE EXTENT A DEBTOR HAS PAID ANY EXPENSES OR MADE ANY INDEMNIFICATION PAYMENTS WITH RESPECT TO ITEMS COVERED BY THIS PROVISO, SUCH DEBTOR SHALL BE ENTITLED TO REIMBURSEMENT OF SUCH AMOUNTS FROM THE APPLICABLE PARTY WHOSE EXPENSES WERE PAID OR WHO OBTAINED INDEMNIFICATION.

(l)                                     The permissive right of the Collateral Agent to take or refrain from taking any actions enumerated in this Security Agreement shall not be construed as a duty.  In connection with exercising any right or discretionary duty hereunder, the Collateral Agent shall be entitled to rely upon the direction of holders of a majority in principal amount of the Notes then outstanding.  The Collateral Agent shall not have any liability for taking any action at the direction of such party, or for any failure or delay of any such party to provide timely direction to the Collateral Agent.  Notwithstanding any other provision of this Security Agreement, (i) any such direction may not conflict with any rule of law or with this Security Agreement and (ii) the Collateral Agent shall not be required to take any action that it determines might involve it in liability (unless the Collateral Agent has received satisfactory indemnity against such liability).

(m)                             The Collateral Agent shall enjoy all the same rights, protections, immunities and indemnities granted to it under the Indenture as though set forth in full herein. In performing its functions and duties solely under this Security Agreement, the Collateral Agent shall act solely as the agent of the other Beneficiaries and does not assume, nor shall be deemed to have assumed, any obligation or relationship of trust with or for the other Beneficiaries. Nothing in this Security Agreement or any other Note Document shall be interpreted as giving the Collateral Agent responsibility for or any duty concerning the validity, perfection, priority or enforceability of the liens granted hereunder or giving the Collateral Agent any obligation to take any action to procure or maintain such validity, perfection, priority or enforceability.  The Collateral Agent shall have no duties or obligations under this Security Agreement except for those expressly set forth herein as duties on its part to be performed.

(n)                                 In no event shall the Collateral Agent be required to take any action under any landlord lien waiver, estoppel or collateral access letter, or any account control agreement or any instruction or direction letter delivered in connection with such document unless the Collateral Agent has received a direction to take such action from the holders of a majority in principal amount of the Notes then outstanding (and received satisfactory indemnity in respect thereof).

8.                                      ADDITIONAL DEBTORS.  From time to time subsequent to the time hereof, additional Subsidiaries of Midstates that are required to become Guarantors pursuant to Section 4.17 of the Indenture shall become parties hereto as additional Debtors (each an “Additional Debtor”) by executing a Security Agreement Supplement substantially in the form attached hereto.  Upon delivery of any such supplement to Collateral Agent, notice of which is hereby waived by Debtors, each such Additional Debtor shall be a Debtor hereunder and shall be a party hereto as if such Additional Debtor were an original signatory hereof.  Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder.  This Security Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any such Person becomes or fails to become or ceases to be a Debtor hereunder.

9.                                      MISCELLANEOUS.

(a)                                 Continuing Security Interest.  This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the Discharge of Third Lien Obligations; (ii) inure to the benefit of and be enforceable by the Beneficiaries and their respective successors, permitted transferees, and permitted assigns; and (iii) be binding on each Debtor and such Debtor’s successors and assigns.  No Debtor may, without the prior written consent of Collateral Agent, acting at the direction of the holders of a majority in principal amount of the Notes then outstanding, assign any rights, duties, or obligations hereunder.  Without limiting the generality of the foregoing clause (ii), Collateral Agent and Holders may assign or otherwise transfer any of their respective rights under this Security Agreement to any other Person in accordance with the terms and provisions of the Indenture, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the rights and benefits in respect thereof granted herein or otherwise to Collateral Agent or Holders, as the case may be.  Upon the Discharge of Third Lien Obligations, each Debtor shall be entitled, upon its request and at its expense, to a release of the Collateral.  No Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Collateral Agent until actual notice of such total payment of the Secured Obligations is received by such Obligor.

(b)                                 Actions Not Releases.  The Security Interest and each Debtor’s obligations and Collateral Agent’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events:  (i) the taking or accepting of any other security or assurance for any or all of the Secured Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Secured Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Note Documents without the notification or consent of such Debtor, except as required therein; (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Secured Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Secured Obligations, either with or without notice to or consent of any Debtor (except as required by any Note Document), or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Collateral Agent or any Holder to any Debtor; (vi) any neglect, delay, omission, failure, or refusal of Collateral Agent or any Holder to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Secured Obligations; (vii) any failure of Collateral Agent or any Holder to notify any Debtor of any renewal, extension, or assignment of the Secured Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Collateral Agent or any Holder against any Debtor or any new agreement between or among Collateral Agent or one or more Holders and any Debtor, it being understood that except as expressly provided herein or in any other Note Document, neither Collateral Agent nor any Holder shall be required to give any Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Secured Obligations, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Collateral Agent hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Secured Obligations against any party obligated with respect thereto by reason of the fact that the Secured Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Secured Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Collateral Agent or any Holder is required to refund such payment or pay the amount thereof to someone else.

(c)                                  Waivers.  Except to the extent expressly otherwise provided herein or in other Note Documents and to the fullest extent permitted by applicable Law, each Debtor waives (i) any right to require Collateral Agent or any Holder to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right that Collateral Agent or any Holder may have; (ii) with respect to the Secured Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate and notice of acceleration; and (iii) all rights of marshaling in respect of any and all of the Collateral.

(d)                                 Financing Statement; Authorization.  Without limiting the obligations of the Debtors to maintain and preserve the perfection of the Security Interest granted hereunder, Collateral Agent shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Collateral Agent to do so shall not impair the validity or enforceability of this Security Agreement.  Each Debtor hereby irrevocably authorizes Collateral Agent at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for such Debtor’s signature thereon) describing the collateral therein as “all assets” (or words of like effect) and containing any information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to such Debtor.  Each Debtor agrees to furnish any such information to Collateral Agent promptly upon request.

(e)                                  Amendments.  This Security Agreement may be amended only by an instrument in writing executed jointly by each Debtor and Collateral Agent in accordance with the amendment provisions set forth in Article 9 of the Indenture, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

(f)                                   Multiple Counterparts.  This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.  Delivery of an executed signature page of this Security Agreement by facsimile transmission or in portable document format (.pdf) shall be effective as delivery of a manually executed counterpart hereof.

(g)                                  Collateral Agent as Agent.  Collateral Agent may, without the joinder of any other Beneficiary, exercise any and all rights in favor of the Beneficiaries hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder.  The rights of each Beneficiary vis-a-vis Collateral Agent and each other Beneficiary may be subject to one or more separate agreements between or among such parties, but no Debtor need inquire about any such agreement or be subject to any terms thereof unless such Debtor specifically joins therein; and consequently, unless such Debtor specifically joins therein, no Debtor and none of such Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

(h)                                 Note Documents.  This Security Agreement is a Note Document.

(i)                                     GOVERNING LAW.  THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND APPLICABLE FEDERAL LAW.

(j)                                    Notices.  All notices, requests and other communications provided for hereunder shall be in writing and given to Collateral Agent as provided in Section 12.02 of the Indenture.  All communications and notices hereunder to the Debtors shall be given to the Debtors at their respective addresses set forth in Section 12.02 of the Indenture or at such other address as shall be designated by Debtors in a written notice to Collateral Agent.

(k)                                 JURISDICTION; WAIVER OF JURY TRIAL.  EACH PARTY HERETO AGREES TO THE PROVISIONS OF SECTION 12.09 OF THE INDENTURE.

10.                               ENTIRE AGREEMENT.  THIS SECURITY AGREEMENT AND THE OTHER NOTE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

Remainder of Page Intentionally Blank.
Signature Pages to Follow.

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be executed as of the day first above written.

DEBTORS:

MIDSTATES PETROLEUM COMPANY, INC., a Delaware corporation

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Senior Vice President and Chief Financial Officer

MIDSTATES PETROLEUM COMPANY LLC, a Delaware limited liability company

By:	/s/ Nelson M. Haight
Name:	Nelson M. Haight
Title:	Senior Vice President and Chief Financial Officer

Signature Page to Third Lien Pledge and Security Agreement

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

COLLATERAL AGENT:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Shawn Goffinet
Name:	Shawn Goffinet
Title:	Assistant Vice President

Signature Page to Third Lien Pledge and Security Agreement

ATTACHMENT
TO SECURITY AGREEMENT

SECURITY AGREEMENT SUPPLEMENT

This SECURITY AGREEMENT SUPPLEMENT, dated [                    ], is delivered by [Name of Debtor] a [Name of State of Incorporation] [Corporation] (the “Debtor”) pursuant to the Third Lien Pledge and Security Agreement dated as of May 21, 2015 (as it may be from time to time amended, restated, modified or supplemented, the “Security Agreement”), among MIDSTATES PETROLEUM COMPANY, INC., MIDSTATES PETROLEUM COMPANY LLC, the other Debtors named therein, if any, and WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent.  Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement.

By executing and delivering this Security Agreement Supplement, Debtor hereby becomes a party to the Security Agreement with the same force and effect as if originally name a “Debtor” therein, and without limiting the generality of the foregoing, (a) Debtor hereby expressly assumes all obligations and liabilities of a Debtor thereunder and agrees to be bound by the terms thereof, and (b) confirms the grant to Collateral Agent set forth in the Security Agreement of, and in order to secure the full and complete payment and performance of the Secured Obligations when due, Debtor hereby grants to Collateral Agent, for the benefit of the Beneficiaries, a security interest in and lien on, all of Debtor’s right, title and interest in and to all Collateral, whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located, and Debtor hereby pledges, collaterally transfers, and assigns the Collateral (whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located), to Collateral Agent, for the benefit of the Beneficiaries, as security for the Secured Obligations, all upon and subject to the terms and conditions of the Security Agreement.

Debtor represents and warrants that the attached supplements to the Annexes to the Security Agreement accurately and completely set forth all information required pursuant to the Security Agreement with respect to Debtor and its properties and assets, and hereby agrees that such supplements to the Annexes to the Security Agreement shall constitute part of the Annexes to the Security Agreement.  Debtor hereby represents and warrants that each of the representations and warranties set forth in the Security Agreement is true and correct on and as of the date hereof (after giving effect to this Supplement) as if made on and as of such date.

IN WITNESS WHEREOF, Debtor has caused this Security Agreement Supplement to be duly executed and delivered by its duly authorized officer as of the date first set forth above.

[NAME OF DEBTOR]

By:
Name:
Title:

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION
(Name of Debtor)

I.	MIDSTATES PETROLEUM COMPANY, INC.

A.	Exact Legal Name of Debtor:	MIDSTATES PETROLEUM COMPANY, INC.

B.	Mailing Address of Debtor:	321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma 74103

C.	Type of Entity:	Corporation

D.	Jurisdiction of Organization:	Delaware

E.	State Issued Organizational Identification Number:	5056775

F.	Location of Books and Records:	321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma 74103

G.	Trade Names and Assumed Business Names:	None

II.	MIDSTATES PETROLEUM COMPANY LLC

A.	Exact Legal Name of Debtor:	MIDSTATES PETROLEUM COMPANY LLC

B.	Mailing Address of Debtor:	321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma 74103

C.	Type of Entity:	Limited liability company

D.	Jurisdiction of Organization:	Delaware

E.	State Issued Organizational Identification Number:	4588173

F.	Location of Books and Records:	321 South Boston Avenue, Suite 1000 Tulsa, Oklahoma 74103

G.	Trade Names and Assumed Business Names:	None

ANNEX B TO SECURITY AGREEMENT

DESCRIPTION OF PLEDGED EQUITY INTERESTS

Pledged LLC Interests:

Name of LLC	Owner of Interests	Class of Interest	Certificate No.	Percentage Interest
Midstates Petroleum Company LLC	Midstates Petroleum Company, Inc.	LLC Membership Interests	N/A	100%

ANNEX C TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

CORPORATION/PARTNERSHIP/LIMITED LIABILITY COMPANY:                        (the “Company”)

INTEREST OWNER:                        (the “Interest Owner”)

SECURITY AGREEMENT:  Third Lien Pledge and Security Agreement dated as of May 21, 2015, among Midstates Petroleum Company, Inc., as Debtor, Midstates Petroleum Company LLC, as Debtor, certain other Debtors named therein from time to time as applicable, and Wilmington Trust, National Association, as Collateral Agent (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”). Capitalized terms not defined herein have the meanings assigned thereto in the Security Agreement.

DATE:

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Company hereby acknowledges the pledge in favor of Wilmington Trust, National Association, in its capacity as Collateral Agent under the Security Agreement (in such capacity, the “Pledgee”), against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Company now and hereafter owned by the Interest Owner (“Company Interest”).

A.                                    Pledge Records.  The Company has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Company Interest as subject to a pledge and security interest in favor of Pledgee in the Company’s books and records.

B.                                    Company Distributions, Accounts, and Correspondence.  The Company hereby agrees and acknowledges that if at any time the Company receives notice that an Event of Default has occurred and is continuing and instructions originated by Pledgee relating to the Company Interest, the Company shall comply with such instructions without further consent by the Interest Owner or any other person.  Without limiting the foregoing, upon receiving such notice and instruction, the Company hereby acknowledges that upon demand of Pledgee (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Company, shall be paid and remitted to the Pledgee and (ii) all future correspondence, accountings of distributions, and tax returns of the Company shall be provided to the Pledgee.  The Company hereby agrees that it shall, upon receiving such notice and instructions and upon the written demand of Pledgee, pay directly to the Pledgee to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the Organization Documents of the Company.  The Pledgee may from time to time notify the Company of any change of address to which such amounts are to be paid.

Remainder of Page Intentionally Blank.
Signature Page to Follow.

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[COMPANY]

By:	,
as [General Partner] [Manager]

By:
Name:
Title:

2

ANNEX D TO SECURITY AGREEMENT

DEPOSIT AND SECURITIES ACCOUNTS

Securities Accounts:

None

Deposit Accounts:

Debtor	Name of Depositary Bank	Account Number	Account Name
MIDSTATES PETROLEUM COMPANY LLC	Wells Fargo Bank, National Association		Operating
MIDSTATES PETROLEUM COMPANY LLC	Wells Fargo Bank, National Association		Revenue